EXHIBIT 10.29

FORM OF
GRANT OF INDEPENDENT DIRECTOR’S STOCK OPTION

Date:

Re:	Non-qualified Stock Option

The Board, which administers The 2008 Equity Participation Plan of Caraco Pharmaceutical Laboratories, Ltd. (the “Plan”), with respect to Directors, hereby grants you (the “Grantee”) a non-qualified stock option (the “Option”), pursuant to the Plan, in consideration for your rendering faithful and efficient service in your capacity as Director of the Company.  Certain capitalized terms used in this agreement (the “Agreement”) are defined herein.  Certain capitalized terms used in this Agreement, which are not defined herein, have the meanings indicated for such terms in Article I of the Plan. As used herein reference to the “Company” refers to Caraco Pharmaceutical Laboratories, Ltd.

1.
Stock Option. The Option entitles the Grantee (and such Grantee’s permitted transferee as described in paragraph 3(a) below)(each such person, a “Purchaser”) to purchase up to the number of shares of the Company’s Common Stock, no par value (the “Option Shares”), specified below opposite such Grantee’s name, at an option price of $____ per share, the Fair Market Value of the Company’s Common Stock at the close of business on the date prior to the grant (the “Option Price”), subject to the terms and conditions of this Agreement:

Grantee	Number of Option Shares

2.	Additional Terms. The Option is also subject to the following provisions:

(a)
Exercisability. The Option may be exercised and Option Shares may be purchased at any time and from time to time after the execution of this Agreement, subject to the vesting limitations imposed by paragraph 2(b) of this Agreement. The Option Price for Option Shares shall be paid in full (i) in cash or by check by the Purchaser of such Option Shares to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised; (ii) in whole or in part, through the delivery of shares of Common Stock owned by the Purchaser, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) in whole or in part, through the delivery of a notice that the Purchaser has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price (a “cashless exercise”); or (v) through any combination of the consideration provided in the foregoing subparagraphs (i), (ii), (iii) and (iv).  Option Shares acquired by Purchaser under this Agreement are hereinafter referred to as the “Exercise Shares.”

(b)
Vesting/Exercisability. (i) Grantee may only exercise the Option to purchase Option Shares to the extent that such Option has vested and become exercisable with respect to such Option Shares.  Except as otherwise provided in Paragraph 2(b)(ii) below, the Option Shares will vest and become exercisable in accordance with the following schedule, if, as of each such date, the Grantee is a member of the Board of Directors:

Date	Cumulative Percentage of Option Shares Vested and Exercisable

1st Anniversary	33 1/3%
2nd Anniversary	33 1/3%
3rd Anniversary	33 1/3%

Option Shares, which have become vested and exercisable, are referred to herein as “Vested Shares” and all other Option Shares are referred to herein as “Unvested Shares.”

(ii) Upon the occurrence of a Change in Control of the Company, the Option shall vest and all Unvested Shares shall become Vested Shares if, on the date of such occurrence, the Grantee is a member of the Board of Directors.

(c)
Procedure For Exercise. Subject to the vesting limitation of Paragraph 2(b) above, a Purchaser may exercise all or any portion of the Option, so long as it is valid and outstanding, at any time and from time to time prior to its termination by delivering written notice to the Company as provided in Section 5.2 of the Plan, and written acknowledgement substantially in the form of Exhibit “A” hereto that such Purchaser has read, and has been afforded an opportunity to ask questions of the Company’s management regarding all financial and other information provided to Purchaser concerning the Company, together with payment of the Option Price times the number of Option Shares purchased.

3.	Transferability Of The Option.

(a)
The Grantee shall not sell, transfer, assign, pledge or otherwise dispose of (a “Transfer”) any interest in any Option with respect to any Unvested Shares. Any Option with respect to any Vested Shares of the Grantee shall not be Transferred other than as a result of the death of such Grantee, testate or intestate, and the restrictions herein shall apply to any Transfer by any such permitted transferee.

(b)	The Company may assign its rights and delegate its duties under this Agreement.

4.
Transferability Of Exercise Shares. No holder of any Exercise Shares may Transfer any such shares (except pursuant to an effective registration statement and/or re-offer prospectus or Rule 144, as applicable, under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities law is required in connection with such Transfer.

5.
Conformity With Plan. The Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference.  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan, except as modified by Paragraph 2(b)(ii) of this Agreement. By executing this Agreement, the Grantee acknowledges receipt of the Plan and agrees to be bound by all of the other terms of the Plan.

6.
Adjustment. There shall be made appropriate and proportionate adjustments to the terms of the Option to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation, other change in the capitalization of the Company which is similar, in its substantive effect upon the Plan or the Option, spin-off, spin-out or other distribution of assets to shareholders or any acquisition of the Company’s stock or assets similar in its substantive effect upon the Plan or Option. In the event of any adjustments described in the preceding sentence, any and all new, substituted, or additional securities or other property to which any Purchaser is entitled by reason of the Option shall be immediately subject to such Option and be included in the word “Option Shares” for all purposes of such Option with the same force and effect as the Option Shares presently subject to such Option. After each such event, the number of Option Shares and/or the Option Price shall be appropriately adjusted.

7.
Share Legend. Unless the Exercise Shares are the subject of an effective registration statement and/or re-offer prospectus, as applicable, all certificates representing any Exercise Shares subject to the provisions of this Agreement shall have endorsed thereon the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF _______________, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A GRANT OF INDEPENDENT DIRECTOR’S STOCK OPTION BETWEEN THE COMPANY AND THE DIRECTOR DATED _______________.  A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

In addition, all certificates representing any Exercise Shares of affiliates of the Company (generally, directors, executive officers and holders of more than 10% of the outstanding shares of the Company) shall have endorsed  thereon the following legend:

THE REGISTERED HOLDER OF THE SHARES REPRESENTED BY THE CERTIFICATE MAY BE AN AFFILIATE (AS SUCH TERM IS DEFINED BY RULE 144 (“RULE 144”) PROMULGATED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “SECURITIES ACT”)) OF THE COMPANY.  IF SUCH HOLDER IS AN AFFILIATE OF THE COMPANY, THESE SHARES MAY ONLY BE SOLD, TRANSFERRED OR ASSIGNED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN ACCORDANCE WITH THE TERMS OF RULE 144 OR ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

8.
Investment Representations. Upon the purchase of Option Shares hereunder, the Purchaser thereof shall execute and deliver to the Company a letter, substantially in the form attached hereto as Exhibit “A”, confirming such Purchaser’s investment representation.

9.
Expiration.  Grantee’s Option shall expire (a) with respect to Vested/Unvested Shares, at the earlier of (i) a determination by the Board that the Grantee has been grossly negligent in the performance of his duties to the Company; (ii) Grantee no longer is serving as a member of the Board, or (iii) at 5:00 p.m., Detroit time, on the sixth Anniversary of the date hereof.

Further, notwithstanding the above, with respect to Vested Shares, if Grantee is no longer a member of the Board due to Grantee’s death, resignation or end of term of service (other than by Removal for Cause), then the Option shall expire on the earlier of (i) the 90th day following Grantee no longer serving as a member of the Board of the Company; or (ii) until 5:00 p.m., Detroit time, on the sixth anniversary of the date hereof.

Further, notwithstanding the above, with respect to Vested Shares, if, following cessation of Grantee’s service to the Company for whatever reason, the Company discovers that Grantee engaged in conduct that would have justified Removal for Cause, Grantee’s Option shall expire immediately on the date of such discovery and any proceeds, gains or other economic benefit actually or constructively received by Grantee upon any exercise of the Option or upon the receipt or resale of any Common Stock underlying the Option, must and shall be paid to the Company.

10.	Definitions.

“Removal for Cause” means removal by the Company of Grantee from membership on the Board for cause as provided under Michigan law.

11.	Further Actions. The Parties agree to execute such further instruments and to take such further actions as may reasonably be required to carry out the intent of this Agreement.

12.
Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

13.
Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, and all such counterparts taken together will constitute one and the same Agreement.

14.
Notices. Any notices, consent, approval or other communications given pursuant to the provision of this Agreement shall be in writing and shall be (a) mailed by certified mail or registered mail, return receipt requested, postage prepaid, or (b) delivered by a nationally recognized overnight courier, U.S. Post Office Express Mail, or similar overnight courier, and addressed as follow:

Grantor’s Address

Caraco Pharmaceutical Laboratories, Ltd.
1150 Elijah McCoy Drive
Detroit, Michigan 48202
Attention: Secretary or CEO of the Company

Grantee’s Address
_____________________
_____________________

The time of giving of any notice shall be the time of delivery by the applicable overnight courier or with respect to registered or certified mail, the time of receipt thereof by the addressee or any agent of the addressee, except that in the event the addressee or such agent of the addressee shall refuse to receive any notice given by registered mail or certified mail as above provided or there shall be no person available at the time of the delivery thereof to receive such notice, the time of the giving of such notice shall be the time of such refusal or the time of such delivery, as the case may be. Any party hereto may, giving five (5) days written notice to the other party hereto, designate any other address in substitution of the foregoing address to which notice shall be given.

15.
Successors And Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon Grantee’s heirs, executors, administrators, successors and permitted assigns.

16.
Governing Law. This Agreement and all documents contemplated hereby, and all remedies in connection therewith and all questions or transactions relating thereto, shall be construed in accordance with and governed by the laws of the state of Michigan, and jurisdiction and venue shall properly lie in the courts of the state of Michigan.

17.	Entire Agreement. This Agreement and the Plan constitute the entire understanding between the Grantee and the Company with respect to the Option granted hereunder.

Please sign as Grantee in the space provided below and return the Agreement to the Secretary or CEO of the Company to confirm your understanding and acceptance of the agreements contained in this letter.

Very truly yours,

CARACO PHARMACEUTICAL
LABORATORIES, LTD.

By:
Secretary or CEO of the Company
Dated:

THE UNDERSIGNED hereby acknowledges having read this Agreement, and the other enclosures to this Agreement, and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Grantee

Dated: